UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 21, 2009 (December 16, 2009)

HALLADOR PETROLEUM COMPANY
(Exact name of registrant as specified in its charter)

Colorado	0-14731	84-1014610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 Lincoln Street, Suite 2700, Denver Colorado	80264-2701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-839-5504
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Granting of Restricted Stock Units (RSUs)

As previously reported in our Form 8-K dated September 18, 2009, on September 17, 2009 our board authorized the issuance of up to 1,000,000 RSUs to current management.

At a meeting of our compensation committee held on December 16, 2009 330,000 RSUs were granted to Victor Stabio, our CEO; 250,000 RSUs were granted to Brent Bilsland our president and 200,000 RSUs were granted to W. A. Bishop, our CFO.  The RSUs will vest equally over four years.  Based on facts and circumstances existing at the time, in the past our board has approved the acceleration of previously issued grants.  During 2007 our board approved the acceleration of 390,000 previously issued RSUs to Mr. Stabio and 165,000 to Mr. Bilsland.   During 2008 our board approved the acceleration of 450,000 previously issued RSUs to Mr. Stabio and 300,000 to Mr. Bilsland and 50,000 to Mr. Bishop; who was a consultant at the time.  The closing price of our stock on December 16, 2009 was $7.90.

Future grants will be considered from time to time, but it is the intention of the committee not to make the grants an annual event.

The committee also approved annual salary increases as follows:  Mr. Stabio’s salary will increase from $180,000 to $195,000; Mr. Bilsland’s from $160,000 to $175,000 and Mr. Bishop’s from $100,000 to $130,000.   The increases are effective January 1, 2010 except for Mr. Bilsland’s which is effective April 1, 2010.

Our compensation committee consists of Messrs. David Hardie, Bryan Lawrence and Sheldon Lubar.  These three gentlemen control about 75% of our common stock.

A form of our RSU Agreement was previously filed in our Form 8-K dated September 18, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2009	HALLADOR PETROLEUM COMPANY By:/s/W. Anderson Bishop W. Anderson Bishop, CFO